CGM Security Solutions, Inc.
fka Hoffer's Consolidated Graphics, Inc.

Financial Statements

December 31, 2004 and 2003

CGM Security Solutions, Inc.
fka Hoffer's Consolidated Graphics, Inc.
Index to the Financial Statements
December 31, 2004 and 2003

Page

Independent Auditors' Report

To the Board of Directors and Stockholders of
CGM Security Solutions, Inc.
fka Hoffer's Consolidated Graphics, Inc.

We have audited the accompanying balance sheets of CGM Security Solutions, Inc., fka Hoffer's Consolidated Graphics, Inc., as of December 31, 2004 and 2003 and the related statements of operations and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CGM Security Solutions, Inc., fka Hoffer's Consolidated Graphics, Inc., as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey
April 28, 2005

CGM Security Solutions, Inc.
fka Hoffer's Consolidated Graphics, Inc.
Balance Sheets

	December 31,	
	2004	2003
Assets		
Current assets:		
Cash and money market funds	$ 152,552	$ 451,368
Accounts receivable, net of $5,000 allowance for doubtful accounts	277,541	147,000
Inventory	334,752	264,533
Prepaid expenses and other current assets	707	3,551
Total Current Assets	765,552	866,452
Property and equipment, net of $712,223 and $698,111 in 2004 and 2003 accumulated depreciation	453,537	303,661
Intangible assets, net of $25,310 and $18,394 in 2004 and 2003 accumulated amortization	202,176	58,606
Security deposits	11,507	11,507
Total Assets	1,432,772	1,240,226
Liabilities and Stockholders' Equity		
Current liabilities:		
Accounts payable and accrued liabilities	239,440	92,332
Due to officer - net	-	34,436
Payroll taxes payable	1,301	116,893
Litigation liability	700,000	700,000
Total Current Liabilities	940,741	943,661
Common stock - no par value, authorized 1,000 shares, issued and outstanding 62.5 shares at stated value	100,100	100,100
Additional paid-in capital	35,000	35,000
Retained earnings	356,931	161,465
Total Stockholders' Equity	492,031	296,565
Total Liabilities and Stockholders' Equity	$ 1,432,772	$ 1,240,226

See notes to the financial statements.

CGM Security Solutions, Inc.
fka Hoffer's Consolidated Graphics, Inc.
Statements of Operations and Retained Earnings

	For the Years Ended December 31,	
	2004	2003
Sales	$ 3,996,008	$ 3,132,649
Cost of sales	1,282,204	1,127,903
Gross profit	2,713,804	2,004,746
Selling and general and administrative expenses	1,772,186	1,670,429
Income from operations	941,618	334,317
Other Income and Expense		
Interest and dividend income	2,110	1,451
Interest expense	(13,947)	-
	(11,837)	1,451
Income before income taxes	929,781	335,768
Provision for income taxes	(103,754)	(7,451)
Net Income	$ 826,027	$ 328,317

Retained Earnings (Deficit), Beginning	$ 161,465	$ (166,852)
Net income	826,027	328,317
Less distributions	(630,561)	-
Retained Earnings, Ending	$ 356,931	$ 161,465

See notes to the financial statements.

CGM Security Solutions, Inc.
fka Hoffer's Consolidated Graphics, Inc.
Statements of Cash Flows

	For the Years Ended December 31,	
	2004	2003
Cash Flows from Operating Activities:		
Net income	$ 826,027	$ 328,317
Adjustments to reconcile results of operations to net cash effect of operating activities:		
Depreciation and amortization	104,827	90,497
Net change in asset and liabilities:		
Accounts receivable	(130,541)	138,045
Prepaid expenses and other current assets	2,844	12,432
Inventory	(70,219)	(74,356)
Accounts payable and accrued liabilities	147,108	(230,531)
Due to former landlord	-	(200,000)
Payroll taxes payable	(115,592)	103,393
Net Cash Provided by Operating Activities	764,454	167,797
Cash Flows from Investing Activities:		
Purchase of property and equipment	(247,787)	(68,225)
Refund of intangible assets	(150,486)	-
Net Cash Used in Investing Activities	(398,273)	(68,225)
Cash Flows from Financing Activities:		
Repay officers' loan, net	(34,436)	(77,302)
Distribution to shareholder	(630,561)	-
Net Cash Used in Financing Activities	(664,997)	(77,302)
Net (Decrease) Increase in Cash and Money Market Funds	(298,816)	22,270
Cash and Money Market Funds, Beginning	451,368	429,098
Cash and Money Market Funds, Ending	$ 152,552	$ 451,368
Cash Paid for Interest	$ 13,947	$ -
Cash Paid for Income Taxes	$ 15,954	$ -

See notes to the financial statements.

CGM Security Solutions, Inc.
fka Hoffer's Consolidated Graphics, Inc.
Notes to the Financial Statements

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

CGM Security Solutions, Inc. (the Company) was incorporated under the laws of Florida on April 1, 2003. On December 31, 2003 the Company merged with Hoffer's Consolidated Graphics, Inc. (Hoffer). Under the terms of an Agreement of Merger and Plan of Merger and Reorganization the 62 total outstanding shares of Hoffer were converted into 62 shares of the surviving company, CGM Security Solutions, Inc. The historical information shown is for Hoffer's.

Hoffer's Consolidated Graphics, Inc. was incorporated in 1977 under the laws of the State of New Jersey.

The Company is in the business of developing and selling tamper evident materials, membrane switch components and specialty adhesive coating products to various industries throughout the world.

Concentrations of Credit Risk

Financial instruments that potentially subject the company to concentrations of credit risk consists principally of cash and trade accounts receivable. The Company maintains its cash in bank deposit accounts that, at times, may exceed federally insured limits. Accounts at each institution are insured by the FDIC up to $100,000. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base, their dispersion across different industries and geographic areas and generally short payment terms. In addition, the Company routinely addresses the financial strength of its customers.

Fair Value

The carrying value of cash and cash equivalents, accounts receivable, accounts payable accrued expenses and convertible debentures approximates their fair value based on the liquidity of these financial instruments and based on their short-term nature.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Depreciation of Property and Equipment

Depreciation is provided on straight line and accelerated methods over the estimated useful lives of the assets, which range from 3 to 7 years. Leasehold improvements are amortized over the lessor of their useful lives or the remaining life of the related lease.

Intangible Assets

Intangible assets consist of patents, client lists and other rights to certain security devices acquired from third parties. The costs are being amortized using the straight-line method over fifteen years. Amortization expense for 2004 and 2003 totaled $6,916 and $5,134, respectively.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

Inventory

Inventory consists of paper and film substrates and overlaminates which are carried at the lower of cost (first-in, first-out) or market.

Revenue Recognition

Sales revenue is recognized when the product is shipped to the customer and the resulting receivable is deemed probable of collection

Accounts Receivable

Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment within 30 days from the invoice date. No interest is charged on any past due accounts. Accounts receivable are stated at the amount billed to the customer.

The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management's best estimate of the amount that will not be collected. Management reviews all accounts receivable balances that exceed 90 days from invoice date and based on assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected.

Income Taxes

For income tax purposes, the Company has elected to be treated in the same manner as a partnership under the provisions of Subchapter S of the Internal Revenue Code. Accordingly, profits and losses are reportable directly by the stockholders on their personal income tax returns and the income taxes thereon are payable by them. However, New Jersey tax law requires a Subchapter S Corporation to pay corporate income taxes at certain prescribed rates. Also, New York State, New York City and Florida taxes are payable by the Company. The provision for income taxes consists of state and local income taxes.

Advertising

Advertising costs are charged to operations when incurred. Advertising costs for the years ended December 31, 2004 and 2003 was $13,186 and $6,373, respectively.

Freight-Out

Freight-out, on sales to customers, is included in selling and general and administrative expenses and aggregated $22,824 and $32,875 for the years ended December 31, 2004 and 2003.

INVENTORY

Inventory at December 31, 2004 and 2003 consists of the following:

	2004	2003
Raw materials	$ 112,824	$ 89,158
Work-in-progress	45,407	35,882
Finished goods	176,521	139,493
Total	$ 334,752	$ 264,533

CGM Security Solutions, Inc.
fka Hoffer's Consolidated Graphics, Inc.
Notes to the Financial Statements

PROPERTY AND EQUIPMENT

Property and equipment are summarized as follows:

	2004	2003	Estimated Useful Life (Years)
Machinery and equipment	$ 805,411	$ 569,055	7
Furniture and fixtures	39,442	39,442	5 7
Computer equipment	45,779	45,779	3-5
Vehicles	140,025	212,393	5
Leasehold improvements	135,103	135,103	Actual Life
Total Cost	1,165,760	1,001,772	
Less accumulated depreciation	(712,223)	(698,111)	
Net	$ 453,537	$ 303,661	

Depreciation charged to expense was $97,911 and $85,363 for the years ended December 31, 2004 and 2003, respectively.

RELATED PARTY TRANSACTIONS

On October 23, 2003, the Company received a loan from one of it's officers for $85,000. Subsequently, on December 31, 2003, the Company borrowed an additional $200,000 from the same officer. Both loans bear interest at 7.5% interest annually, and are due October 23, 2006 and December 31, 2006 respectively.

Also, the Company has from time to time made personal loans to the officer and has paid personal expenses on his behalf. The aggregate amount of such loans totaled $250,564 as of December 31, 2003.

The net amount owed to the officer is shown as $34,436 as of December 31, 2003 and during 2004 the loans were paid back in full.

PROFIT SHARING PLAN

The Company maintains a noncontributory qualified defined contribution profit sharing plan covering substantially all eligible employees. Contributions under the profit sharing plan are at the discretion of the Board of Directors and shall not exceed the maximum amount allowable under provisions of the Internal Revenue Code. Participants become fully vested upon the completion of six years of service.

Profit sharing plan expense for the years ended December 31, 2004 and 2003 aggregated $79,190 and $79,190, respectively.

CGM Security Solutions, Inc.
fka Hoffer's Consolidated Graphics, Inc.
Notes to the Financial Statements

LEASES

The Company leases its office, warehouse and manufacturing space under two leases that expire in December 2007 and December 2008. Minimum annual rentals under these leases are as follows:

Year ending December 31:	
2006	$ 98,000
2007	98,000
2008	44,000
2009	-
Total	$ 240,000

The Company leases additional storage facilities on a month-to-month basis.

Rent expense for the years ended December 31, 2004 and 2003 was $115,255 and $139,224, respectively.

LITIGATION

On May 20, 2002 a final judgment, rendered by the Superior Court of New Jersey, was recorded as a lien against the Company by a former employee. The former employee won a suit claiming that he was entitled to the profits earned stemming from certain tamper evidence products that he had developed. The Company has accrued a litigation liability in the amount of $700,000, which is the amount that the claim was settled for in 2005, see Subsequent Events.

SUBSEQUENT EVENTS

On March 1, 2005, the Company sold substantially all of its assets to Digital Descriptor Systems, Inc. (DDSI), a public company, for $1,500,000 in cash and a 2.86% promissory note in the principal amount of $3,500,000, subject to adjustment. The assets of the Company were sold pursuant to an Asset Purchase Agreement dated as of February 25, 2005. In connection with the acquisition, the Company and DDSI entered into an employment agreement with Erik Hoffer.

The principal amount of the promissory note is subject to adjustment based upon the average of the gross revenues of CGM for the fiscal year ending December 31, 2007 and an independent valuation based upon the consolidated audited financial statements of the Company for the fiscal years ending December 31, 2006 and 2007. In addition, DDSI has granted CGM a secondary security interest in substantially all of its assets and intellectual property.

In order to complete the sale of the Company to DDSI, the litigation liability payable to the former employee described above was paid and a satisfaction of the judgment was filed on March 21, 2005.